EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-115353 on Form S-1 of our report dated February 3, 2005 relating to the statement of financial condition of The Beacon Financial Futures Fund, L.P. as of December 31, 2004 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “EXPERTS” in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

Princeton, New Jersey

April 28, 2006